Exhibit 11(b) EX-99.906CERT

I, Enrique Chang, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of The Munder Framlington Funds Trust (the “Trust”) each certify that:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Enrique Chang

Enrique Chang
President and Principal Executive Officer

Date:	September 3, 2004

By:	/s/ Peter K. Hoglund

Peter K. Hoglund
Vice President and Principal Financial Officer

Date:	September 3, 2004